Exhibit 99.2

U-STORE-IT CLOSES JOINT VENTURE TRANSACTION

Company Raises $51 Million

WAYNE, PA — (MARKET WIRE) — August 13, 2009 — U-Store-It Trust (NYSE: YSI), a national self-storage company offering storage facilities, service and solutions, announced today it closed the previously announced joint venture with an affiliate of Heitman, LLC. The Company raised approximately $51 million from the transaction.

U-Store-It, through a wholly-owned affiliate, formed a joint venture with an affiliate of Heitman, LLC. As a result, U-Store-It received approximately $51 million in cash for a 50 percent interest in the un-leveraged joint venture. The Company contributed 22 of its wholly-owned properties, which are located in eight states and have an agreed upon value of $102 million. U-Store-It will continue day-to-day operation of the properties and will receive a market-rate management fee.

U-Store-It and Heitman continue to evaluate the potential to expand the joint venture beyond the aforementioned agreement. The companies have identified a pool of up to 20 additional U-Store-It properties, which may be contributed to the joint venture at a future date.

“We are pleased to close the joint venture transaction and raise $51 million in capital,” said U-Store-It President and Chief Investment Officer Christopher Marr. “We are on track to raise additional capital through a new credit facility, further asset dispositions and secured loans, consistent with our previous communications. The closing of these additional transactions, in combination with the capital raised to date in 2009, will provide financial flexibility through late 2012.”

Eastdil Secured, the New York-based real estate investment division of Wells Fargo & Company, advised U-Store-It on the joint venture transaction.

About Eastdil Secured

Established in 1967, Eastdil Secured, the real estate investment banking division of Wells Fargo & Co., uniquely combines capital markets expertise with an in-depth understanding of real estate fundamentals to execute a wide range of real estate transactions to meet the needs of clients.

The firm arranges investment property sales, institutional property financings, loan sales and structured finance services including private equity raises, investment banking and M & A transactions.

Eastdil Secured has arranged $211 billion of transactions since 2007.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company provides self-storage solutions across the country through its 383 company-owned facilities and the U-Store-It Network, which consists of approximately 310 additional third-party locations. The Company’s self-storage facilities and storage solutions are designed to offer affordable, easily accessible, secure, and in certain locations, climate-controlled storage space for residential and commercial customers. According to the Self Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the U.S.

Visitors may go online to http://www.ustoreit.com to learn more about the company and to find a nearby storage facility. Visitors to ustoreit.com can also view the sizes and features of individual self-storage units, reserve storage space, and pay their storage bills online using a safe, secure online payment function.

For more information about business or personal storage call U-Store-It toll free at 1-888-U-STORE-IT.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•                  national and local economic, business, real estate and other market conditions;

•                  the competitive environment in which we operate;

•                  the execution of our business plan;

•                  financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•                  increases in interest rates and operating costs;

•                  counterparty non-performance related to the use of derivative financial instruments;

•                  our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•                  acquisition and development risks;

•                  changes in real estate and zoning laws or regulations;

•                  risks related to natural disasters;

•                  potential environmental and other liabilities;

•                  other factors affecting the real estate industry generally or the self-storage industry in particular; and

•                  other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Company Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700